Exhibit 10



                            MATTSON TECHNOLOGY, INC.

                        7,500,000 Shares of Common Stock

                             Underwriting Agreement

                                                               February 11, 2004

To the Representatives named
    in Schedule 1 hereto of the
    several Underwriters listed
    in Schedule 2 hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172


Ladies and Gentlemen:

         Mattson Technology, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 2 hereto (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 3,750,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company (the "Primary Shares") and the stockholder of the Company named in Schedule 3 hereto (the "Selling Stockholder") proposes to sell to the Underwriters an aggregate of 3,750,000 shares of Common Stock (the "Secondary Shares"). The aggregate of the Primary Shares and the Secondary Shares is herein referred to as the "Underwritten Shares". The Company also proposes to issue and sell, at the option of the Underwriters, up to an additional 562,500 shares of Common Stock (the "Primary Option Shares") and the Selling Stockholder proposes to sell, at the option of the Underwriters, up to an additional 562,500 shares of Common Stock (the "Secondary Option Shares"). The aggregate of the Primary Option Shares and the Secondary Option Shares is herein referred to as the "Option Shares". The Underwritten Shares and the Option Shares are herein referred to as the "Shares."

         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Primary Shares and the Primary Option Shares, and the Selling Stockholder hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Secondary Shares and the Secondary Option Shares, as follows:

         1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-111527), including a prospectus relating to the Common Stock (the "Basic Prospectus"). Such registration statement, as amended as of the date of this Agreement and, as amended by any post-effective amendment thereto that becomes effective prior to the Closing Date (as defined in Section 2(b) hereof), is referred to herein as the "Registration Statement." As used herein, the term "Preliminary Prospectus" means any preliminary prospectus supplement to the Basic Prospectus relating to the Shares, together with the Basic Prospectus, and the term "Final Prospectus" means the final prospectus supplement to the Basic Prospectus relating to the Shares in the form first used to confirm sales of the Shares, together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Final Prospectus.

         2. Purchase of the Shares by the Underwriters. (a) The Company agrees to sell the Primary Shares to the several Underwriters, and the Selling Stockholder, agrees to sell the Secondary Shares to the several Underwriters, in each case, as provided in this Agreement. Each Underwriter, on the basis of the representations, warranties and agreements set forth herein, but subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a purchase price per share of $10.925 (the "Purchase Price") the number of Primary Shares from the Company and number of Secondary Shares from the Selling Stockholder (to be adjusted by the Representatives so as to eliminate fractional shares) determined, in each case, by multiplying each of the number of Primary Shares and the number of Secondary Shares to be sold by the Company and the Selling Stockholder, respectively, by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 2 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and the Selling Stockholder hereunder.

            In addition, the Company agrees to sell the Primary Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 562,500 Primary Option Shares at the Purchase Price. The Selling Stockholder agrees to sell the Secondary Option Shares to the several Underwriters, and the Underwriters shall have the option to purchase at their election up to 562,500 Secondary Option Shares at the Purchase Price. Each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company and the Selling Stockholder at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised by the Underwriters (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction, the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter on Schedule 2 and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder. Any such election to purchase Option Shares shall be made with respect to the Primary Option Shares and the Secondary Option Shares in proportion to the maximum number of Option Shares to be sold by the Company and the Selling Stockholder, respectively, as set forth above.

            The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to each of the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

         (b) Each of the Company and the Selling Stockholder understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company and the Selling Stockholder each acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

            Payment for the Underwritten Shares shall be made by wire transfer in immediately available funds to the respective accounts specified to the Representatives by the Company with respect to the Primary Shares and by the Selling Stockholder with respect to the Secondary Shares at the offices of Davis Polk & Wardwell at 1600 El Camino Real, Menlo Park, California 94025 at 6:00 A.M. San Francisco time on February 17, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative, the Company and the Selling Stockholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the "Additional Closing Date."

            Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing or if so requested by the Underwriters by book entry delivery through the facilities of The Depository Trust Company ("DTC"), not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company or the Selling Stockholder, as the case may be. The certificates for the Shares unless delivered by book entry through the facilities of DTC will be made available for inspection by the Representatives at the office of J.P. Morgan Securities Inc. at 277 Park Avenue, New York, New York 10172 not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

         3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholder that:

         (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

         (b) Registration Statement and Final Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

         (c) Incorporated Documents. The documents incorporated by reference in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

         (e) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Final Prospectus, (i) there has not been any change in the capital stock (other than pursuant to the exercise of options granted under existing employee stock options plans or employee stock purchase plans) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Final Prospectus or as could not reasonably be expected to have a Material Adverse Effect (as defined below).

         (f) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Mattson Thermal Products GmbH is the only "significant subsidiary" of the Company as such term is defined in Rule 1-02(w) of Registration S-X (the "Significant Subsidiary").

         (g) Capitalization. The Company has an authorized capitalization as set forth in the Final Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Secondary Shares) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus; and all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

         (h) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

         (i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (j) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Final Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

         (k) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or
(iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (l) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (m) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated hereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (n) Legal Proceedings. Except as described in the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations hereunder; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others and (x) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Final Prospectus that are not so described and (y) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Final Prospectus that are not so filed or described.

         (o) Independent Accountants. Arthur Andersen LLP, at the time that they were the Company's accountants, were independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act ("Independent Accountants"), and PricewaterhouseCoopers LLP are Independent Accountants.

         (p) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (q) Rights to Intellectual Property. Except as described in the Final Prospectus, to the Company's knowledge, the Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, know-how and other intellectual property rights which are necessary for their respective businesses as described in the Final Prospectus, including, without limitation, those intellectual property rights described in the Final Prospectus as being owned by them for the conduct of their respective businesses (the "Necessary Intellectual Property Rights"), except where the failure to own or possess such Necessary Intellectual Property Rights would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Final Prospectus, the Company is not aware of any claim filed against the Company to the contrary or any written challenge by any other person to the rights of the Company or its subsidiaries, with respect to the Necessary Intellectual Property Rights, other than any such claim or challenge that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. With respect to Necessary Intellectual Property Rights actually owned by the Company and/or its subsidiaries (the "Company-Owned Intellectual Property Rights"), the Company and its subsidiaries have made all declarations and filings, including, without limitation, assignments and payment of fees, with the appropriate local, state or federal regulatory bodies which are necessary to maintain in full force and effect ownership and possession of the Company-Owned Intellectual Property Rights, except where such failure to make the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company has not received written notification of any Company-Owned Intellectual Property Rights, and has no reason to believe that any renewable Company-Owned Intellectual Property Rights will not be renewed, other than any revocation, modification or failure to renew that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Company and its subsidiaries, neither the Company nor any of its subsidiaries infringe any patent rights of any person, other than any infringement or conflict that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries infringes any trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how or other intellectual property or franchise right of any person, other than any infringement or conflict that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Final Prospectus, and except any claim that that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, no claim has been filed against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, know-how, license in or other intellectual property right or franchise right of any person.

         (r) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Final Prospectus and that is not so described.

         (s) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

         (t) Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns or requests for extensions required to be filed through the date hereof; and have paid all taxes shown thereon and all assessments received by it to the extent such taxes have become due and payable and are not being contested in good faith; and to the knowledge of the Company, except as otherwise disclosed in the Final Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

         (u) Licenses and Permits. The Company and its subsidiaries possess such valid and current licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Final Prospectus, except where the failure to possess or make the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Final Prospectus or where such revocation or modification could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

         (v) No Labor Disputes. Except where such disturbances or disputes could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

         (w) Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii)have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

         (x) Compliance with ERISA. Except as would not have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); except as would not have a Material Adverse Effect, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, except as would not have a Material Adverse Effect, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         (y) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (z) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as, in the Company's opinion, are adequate to protect the Company and its subsidiaries and their respective businesses and are consistent with similarly-situated companies in the industry; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

         (aa) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (bb) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

         (cc) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

         (dd) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of any Preliminary Prospectus or the Final Prospectus with the Commission or the issuance and sale of the Shares to be sold by the Company or the Selling Stockholder hereunder other than the Selling Stockholder.

         (ee) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (ff) Compliance with Sarbanes Oxley. To the best of the Company's knowledge, there is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

         4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

         (a) Required Consents; Authority. Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

         (b) No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except where such conflict, breach, violation or default would not materially affect or impact the ability of the Selling Stockholder to fulfill its obligations under this Agreement.

         (c) Title to Shares. The Selling Stockholder is the record and beneficial owner of the Shares to be sold at the Closing Date by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and, assuming that each Underwriter acquires its interest in the Shares from the Selling Stockholder without notice of any adverse claims within the meaning of Section 8-105 of the Uniform Commercial Code as in effect on the Closing Date in the State of New York (the "New York UCC") each Underwriter that has purchased such Shares delivered on the Closing Date by making payment therefor as provided herein and that has had such Shares credited to the securities account or accounts of such Underwriter maintained with the Depository Trust Company will have acquired a security entitlement (within the meaning of Section 102(a)(17) of the New York UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the New York UCC) may be asserted successfully against such Underwriter with respect to such Shares.

         (d) No Stabilization. The Selling Stockholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (e) Registration Statement and Prospectus. As of the applicable effective date the written information furnished by the Selling Stockholder expressly for use in connection with the Registration Statement, the Final Prospectus or any amendment or supplement thereto was true and correct in all material respects.

            The Selling Stockholder specifically agrees that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such organization, or by the occurrence of any other event. If the Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, such Shares shall be transferred by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.

         5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

         (a) Effectiveness of the Registration Statement. The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Final Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, to the extent possible on the business day next succeeding the date of this Agreement, and in any event no later than 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement, in such quantities as the Representatives may reasonably request.

         (b) Filing of the Rule 462 Registration Statement. The Company will prepare and file with the Commission the Rule 462 Registration Statement, if necessary, in a form approved by the Representatives (which approval shall not be unreasonably withheld or delayed) in order for the Underwriters to exercise the overallotment option granted to them pursuant to Section 2 hereof.

         (c) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, a signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein, and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Final Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

         (d) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Final Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

         (e) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any amendment or supplement to the Final Prospectus has been filed;
(iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

         (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law.

         (g) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use reasonable best efforts to continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

         (h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning on the first day of the first full fiscal quarter after the date of this Agreement.

         (i) Clear Market. For a period of 90 days after the date of this Agreement, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans or employee stock purchase plans.

         (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Final Prospectus under the heading "Use of Proceeds."

         (k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (l) Nasdaq Filing. The Company will file the Notification Form: Listing of Additional Shares if required, and make any other filings that are required by the rules of the Nasdaq Stock Market to be made in connection with the sale of the Shares by the Company hereunder.

         (m) Reports. So long as the Shares are outstanding, for a period of three years after the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

         6. Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:

         (a) Clear Market. For a period of 90 days after the date of this Agreement, the Selling Stockholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than transfers of Shares to affiliates of the Selling Stockholder (as defined in Section 14 hereof)) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representatives, in each case other than the Shares to be sold by the Selling Stockholder hereunder.

         (b) Tax Form. The Selling Stockholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 for a non-United States Person (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

         7. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein, is subject to the performance by the Company and the Selling Stockholder of their covenants and other obligations hereunder and to the following additional conditions:

         (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Final Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

         (b) Representations and Warranties. The representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Final Prospectus.

         (d) Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of (i) the chief executive officer and chief financial officer of the Company (A) confirming that such officers have carefully reviewed the Registration Statement and the Final Prospectus and, to the best knowledge of such officers, the representation of the Company set forth in Section 3(b) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (C) to the effect set forth in paragraphs (a) and (c) of this Section 7 and (ii) the Selling Stockholder,
(A) confirming that the representation of the Selling Stockholder set forth in
Section 4(e) hereof is true and correct and (B) confirming that the other representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.

         (e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Final Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

         (f) Opinion of Counsel for the Company. Gray Cary Ware & Freidenrich LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.

         (g) Opinion of Counsel for the Significant Subsidiary. Baker & McKenzie, counsel for the Significant Subsidiary, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.
         (h) Opinion of Counsel for the Selling Stockholder. Skadden, Arps, Slate, Meagher & Flom, LLP, outside counsel for the Selling Stockholder, and Daniel Voswinkel, in-house counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit C-1, C-2 and C-3 hereto.

         (i) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

         (k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

         (l) Nasdaq Filing. The Company shall have filed the Notification Form:
Listing of Additional Shares if required, and shall have made any other filings that are required by the rules of the Nasdaq Stock Market to be made in connection with the sale of the Shares by the Company hereunder.

         (m) Lock-Up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit D hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

         (n) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8. Indemnification and Contribution.

         (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or affiliate of such Underwriter which assists such Underwriter in the distribution of Shares) from whom the persons asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section 5(a) or
(b) hereof.

         (b) Indemnification of the Underwriters by the Selling Stockholders. The Selling Stockholder severally, and not jointly, in proportion to the number of Shares to be sold by the Selling Stockholder on the one hand, as compared to the number of Shares to be sold by the Company on the other hand, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission occurs in reliance upon and in conformity with written information furnished by the Selling Stockholder expressly for use in connection with the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto), except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, however, that the obligations of the Selling Stockholder under the foregoing indemnity shall not exceed the net proceeds received by the Selling Stockholder from the sale of the Shares sold by the Selling Stockholder hereunder (which net proceeds shall be defined for the purposes of this Section 8(b) as the public offering price less the Underwriters' discounts or commissions); provided further, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or affiliate of such Underwriter which assists such Underwriter in the distribution of Shares) from whom the persons asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to send or give a copy of the Prospectus is the result of noncompliance by the Company with Section 5(a) or
(b) hereof.

         (c) Indemnification of the Company and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus and the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting," the information describing passive market making in the eleventh paragraph under the caption "Underwriting" and the information contained in the thirteenth paragraph under the caption "Underwriting."

         (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person has not contested the reimbursement of the fees and expenses of counsel as being not in compliance with this Agreement and
(iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (e) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, to the extent such Indemnifying Person would otherwise be obligated to indemnify an Indemnified Person thereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) Limitation on Liability of the Underwriters. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

         (g) Limitation on Liability of the Selling Stockholder. In no event shall the obligations of the Selling Stockholder under this Section 8 exceed the net proceeds received by the Selling Stockholder from the sale of the Shares sold by it hereunder (which net proceeds shall be defined for the purposes of this Section 8(g) as the public offering price less the Underwriters' discounts and commissions).

         (h) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity; provided that the Selling Stockholder shall have no liability to the Underwriters for monetary damages in excess of the limitation set forth in Section 8(g) above.

         9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Final Prospectus.

         10. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement or the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement or the Final Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 2 hereto that, pursuant to this
Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the aggregate number of Underwritten Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph
(b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Option Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company and the Selling Stockholder, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

         11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; (x) all expenses and application fees related to the listing of the Shares on Nasdaq; and (xi) the reasonable fees and disbursements of counsel for the Selling Stockholder.

         (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company or the Selling Stockholder for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters.

         14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

         15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by Representatives shall be binding upon the Underwriters.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-2071), Attention: Equity Capital Markets and c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013 (fax: (212) 816-7912), Attention: General Counsel, with a copy to Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025 (fax: (650) 752-2111), Attention: Alan Denenberg. Notices to the Company shall be given to Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, California 94538 (fax: (510) 492-5963), Attention: Mr. Ludger Viefhues. Notices to the Selling Stockholder shall be given to STEAG Electronic Systems AG, Ruettenscheider Strasse 1-3, 45128 Essen, Germany (fax: 011-49-201-801-57 22
15), Attention : Andreas Neipp, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California 94301 (fax: (650) 470-4570), Attention: Marc R. Packer.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                      Very truly yours,

                                      MATTSON TECHNOLOGY, INC.


                                      By:      /s/ Ludger H. Viefhues
                                               --------------------------
                                               Name:  Ludger H. Viefhues
                                               Title: Chief Financial Officer


                                      STEAG ELECTRONIC SYSTEMS AG


                                      By:      /s/ Rolf Thaler
                                               --------------------------
                                               Name:  Rolf Thaler
                                               Title: Attorney-in-Fact

Accepted:  February 11, 2004


J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.

    Acting severally on behalf of themselves and the several Underwriters named in
    Schedule 2 to the Underwriting Agreement

By:  J.P. MORGAN SECURITIES INC.



By:  /s/ Erez Levy
     --------------------------
     Name:  Erez Levy
     Title: Vice President


By:  CITIGROUP GLOBAL MARKETS INC.



By:  /s/ Jonathan Mauck
     --------------------------
     Name:  Jonathan Mauck
     Title: Vice President

                                                                     Schedule 1

Representatives

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.

                                                                     Schedule 2


Underwriter                          Number of Underwritten Shares     Number of Option Shares
-----------                          -----------------------------     -----------------------

J.P. Morgan Securities Inc.                   3,000,000                        450,000
Citigroup Global Markets Inc.                 2,250,000                        337,500
Deutche Bank Securities                       1,500,000                        225,000
Needham & Company, Inc.                         750,000                        112,500
                                             ----------                      ---------
                                  Total       7,500,000          Total       1,125,000


                                                                     Schedule 3

Selling Stockholder    Number of Underwritten Shares     Number of Option Shares
-------------------    -----------------------------     -----------------------
STEAG Electronic                3,750,000                         562,500
Systems AG

                                                                      Exhibit A
                   Form of Opinion of Counsel for the Company

         (a) The Company has been duly organized and is validly existing and in good standing under the laws of the state of Delaware, and is qualified to do business and is in good standing in the state of California, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) The Company has an authorized capitalization as set forth in the Final Prospectus under the heading "Capitalization;" all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are non-assessable and, to our knowledge, are fully paid; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus.

         (c) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Company has full right, power and authority to perform its obligations thereunder.

         (d) The Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights.

         (e) The execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Underwritten Shares or Option Shares, as the case may be and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule or regulation known to us to be customarily applicable to transactions of this nature; (ii) any order, judgment or decree of any governmental agency or body or any court having jurisdiction over the Company;
(iii) any agreement or instrument to which the Company is a party or by which the Company is bound that is filed as an exhibit to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 under Item 15(a)(3) thereof (specifically, exhibits 2.1 through 10.16 thereto); or (iv) the Certificate of Incorporation or Bylaws of the Company, as amended to date, except in the case of clauses (i), (ii) and (iii) above, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (f) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares to be sold by the Company and delivered on the Closing Date or the Additional Closing Date, as the case may be, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (g) We do not know of any legal or governmental or regulatory investigations, actions, suits or proceedings required to be described in the Final Prospectus that are not described in all material respects therein as required.

         (h) The information in the Basic Prospectus under the caption "Description of Capital Stock," and paragraphs two, seven and eight under the caption "Underwriting" and the statements in the Registration Statement in item 15, insofar as such statements constitute summaries of legal matters or documents referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters or documents and fairly summarize the matters referred to therein in all material respects.

         (i) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

         In addition, we shall also state that they have participated in conferences with certain officers and other representatives of the Company, the Representatives, counsel for the Underwriters and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and related matters were discussed. In addition, we are not experts on patent issues and are not passing upon, and do not assume any responsibility for, and have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Final Prospectus with respect to such issues. Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Final Prospectus except for those referred to in paragraph (h) above, no facts have come to our attention that have caused us to believe that, (i) as of their effective dates or dates of filing, as the case may be, and as of the date hereof, the Registration Statement or any amendment thereto or document incorporated therein (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which we express no belief) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or
(ii) as of this issue date or as of the date hereof, the Final Prospectus or any amendment or supplement thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which we express no belief) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel confirms that each of the Registration Statement and the Final Prospectus, and each amendment or supplement thereto and document incorporated therein (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which we express no belief) as of their respective effective, filing or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

         The opinion of counsel described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                      Exhibit B

                        FORM OF OPINION OF GERMAN COUNSEL

         (a) Mattson Thermal Products GmbH ("MTP") has been duly incorporated and is an existing corporation, in good standing under the laws of Germany with power and authority to own properties and conduct its business; and all of the issued and outstanding stock of MTP has been duly authorized, validly issued and fully paid.

         (b) MTP is not in violation of its articles of incorporation or by-laws.

         (c) There are no pending actions, suits or proceedings against or affecting MTP or its properties that, if determined adversely to MTP, are material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened or, to the best of my knowledge, contemplated.

         This opinion is limited to the matters set forth herein and is based and relies upon the current status of the German law and existing facts. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Underwriting Agreement.

                                                                    Exhibit C-1



           Form of Opinion of U.S. Counsel for the Selling Stockholder

                  (a) The Underwriting Agreement has been duly executed and delivered by the Selling Stockholder to the extent that such execution and delivery are governed by New York law;

                  (b) An action based on an adverse claim to the financial asset consisting of the Securities deposited in or held by DTC, whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may not be asserted successfully against the Representatives assuming that the Representatives acquire security entitlements with respect to such Securities from DTC and neither the Representatives nor any Underwriter has notice of any adverse claims with respect to such financial asset;

                  (c) No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated thereby; and

                  (d) The execution and delivery by the Selling Stockholder of the Underwriting Agreement, and the consummation by the Selling Stockholder of the transactions contemplated thereby, including the sale of the Securities, will not, to our knowledge, violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order.

         The opinion of counsel described above shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

                                                                    Exhibit C-2

          Form of Opinion of German Counsel for the Selling Stockholder

         (a) The sale of the Securities by the Selling Stockholder, and the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated therein, do not (i) conflict with the Articles of Association, or (ii) to our knowledge, violate or conflict with, or result in any contravention of, any applicable law.

         (b) To our knowledge, without independent investigation or verification, no Governmental Approval that has not been obtained or made is required under Applicable Laws in connection with the consummation by the Selling Stockholder of the transactions contemplated by the Underwriting Agreement.

                                                                    Exhibit C-3

        Form of Opinion of In-House Counsel for the Selling Stockholders




         (a) The execution and delivery by the Selling Stockholder of the Underwriting Agreement, the performance by the Selling Stockholder of its obligations thereunder and the consummation by the Selling Stockholder of the transactions contemplated thereby have been duly authorized by the Selling Stockholder.

         (b) To my knowledge the sale of the Securities and the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach any of the terms or provisions of, or constitute a default under, any Applicable Contract.

                                                                      Exhibit D

                            FORM OF LOCK-UP AGREEMENT

                                                               January __, 2004



J.P. MORGAN SECURITIES INC. CITIGROUP GLOBAL MARKETS INC.
    As Representatives of
    the several Underwriters listed in
    Schedule 2 to the Underwriting
    Agreement referred to below
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

         Re:      Offering of Common Stock of Mattson Technology, Inc.

Ladies and Gentlemen:

         The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Mattson Technology, Inc., a Delaware corporation (the "Company"), and a certain selling stockholder providing for the public offering (the "Public Offering") by the several Underwriters named in Schedule 2 to the Underwriting Agreement (the "Underwriters"), of common stock, par value $0.001 per share, of the Company (the "Common Stock"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the final prospectus relating to the Public Offering (the "Final Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Final Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Letter Agreement since the date hereof, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Letter Agreement and confirms that it has been in compliance with the terms of this Letter Agreement since the date hereof or (c) the exercise, cashless or otherwise, of stock options through the option plans, or employee stock purchase plan, of the Company in effect as of the date hereof.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.

         The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

         This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                  Very truly yours,

                                  [NAME OF PARTY]



                                   By:      _______________________________
                                            Name:
                                            Title:

Accepted as of the date first set forth above:

J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.

    Acting severally on behalf of themselves and the several Underwriters named in
    Schedule 2 to the Underwriting Agreement

By:  J.P. MORGAN SECURITIES INC.



By:  ___________________________
      Name:
      Title:


By:  CITIGROUP GLOBAL MARKETS INC.



By:  ___________________________
      Name:
      Title: